EXHIBIT 99.1

Inuvo to Present at the 13th Annual B. Riley & Co. Investor Conference

NEW YORK--May 18, 2012 -- (BUSINESS WIRE)--Inuvo® (NYSE: INUV),  an Internet marketing and technology company specialized in marketing browser-based consumer applications, managing networks of website publishers and operating specialty websites, announced that Peter Corrao, President and Chief Executive Officer, will present at the 13th Annual B. Riley & Co. Investor Conference on Monday, May 21st at 2:00 p.m. Pacific time.  The conference is being held at the Loews Santa Monica Beach Hotel in Santa Monica, CA.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an Internet marketing and technology company specialized in marketing browser-based consumer applications, managing networks of website publishers and operating specialty websites. To learn more about Inuvo, please visit www.inuvo.com.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to: the strategy, markets, synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; the combined company’s plans, objectives, expectations, intentions with respect to future operations, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional key risks are described in the filings made by Inuvo with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011.

Contact:

Inuvo, Inc.
Wally Ruiz, 212-231-2000 Ext. 160
Chief Financial Officer
wallace.ruiz@inuvo.com

Alliance Advisors, LLC
Alan Sheinwald, 914-669-0222
President
asheinwald@allianceadvisors.net